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                                                                   EXHIBIT 10.6



                                MERGER AGREEMENT

                       DATED AS OF __________ ___, 1997,

                                     AMONG

                        EQUITY OFFICE PROPERTIES TRUST,

                              ZML INVESTORS, INC.,

                            ZML INVESTORS II, INC.,

                         ZELL/MERRILL LYNCH REAL ESTATE
                         OPPORTUNITY PARTNERS III TRUST

                                      AND

                         ZELL/MERRILL LYNCH REAL ESTATE
                         OPPORTUNITY PARTNERS IV TRUST






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          THIS MERGER AGREEMENT (this "Agreement") dated as of _____________
___, 1997 is made and entered into among Equity Office Properties Trust, a Maryland real estate investment trust (the "Company"), ZML Investors, Inc., a Delaware corporation ("ZML REIT I"), ZML Investors II, Inc., a Delaware corporation ("ZML REIT II"), Zell/Merrill Lynch Real Estate Opportunity Partners III Trust, a Maryland real estate investment trust ("ZML REIT III"), and Zell/Merrill Lynch Real Estate Opportunity Partners IV Trust, a Maryland real estate investment trust ("ZML REIT IV" and, together with ZML REIT I, ZML REIT II and ZML REIT III, the "ZML REITs").

                                    RECITALS

        (a)Certain capitalized terms used herein shall have the meanings assigned to them in Section 8.1.

        (b)The Boards of Directors or Boards of Trustees, as applicable, of the Company and each of the ZML REITs and the shareholders of each of the ZML REITs have approved the merger of each of the ZML REITs with and into the Company as set forth below (the "Mergers"), upon the terms and subject to the conditions set forth in this Agreement, whereby (i) each issued and outstanding share of common stock, par value $.01 per share, of ZML REIT I (the "ZML I Common Stock") will be converted into the right to receive the ZML I Merger Consideration (as defined below); (ii) each issued and outstanding share of Class A common stock, par value $.01 per share, of ZML REIT II (the "ZML II Class A Common Stock") will be converted into the right to receive the ZML II Class A Merger Consideration (as defined below); (iii) each issued and outstanding share of Class B common stock, par value $.01 per share, of ZML REIT II (the "ZML II Class B Common Stock," and together with the ZML II Class A Common Stock the "ZML II Common Stock") will be converted into the right to receive the ZML II Class B Contingent Merger Consideration (as defined below);
(iv) each issued and outstanding Class A common share of beneficial interest, par value $.01 per share, of ZML REIT III (the "ZML III Class A Common Shares") will be converted into the right to receive the ZML III Merger Consideration (as defined below); (v) each issued and outstanding Class B share of beneficial interest, par value $.01 per share, of ZML REIT III (the "ZML III Class B Common Shares," and together with the ZML III Class A Common Shares the "ZML III Common Shares") will be converted into the right to receive the ZML III Class B Contingent Merger Consideration (as defined below); and (vi) each issued and outstanding common share of beneficial interest, par value $.01 per share, of ZML REIT IV (the "ZML IV Common Shares" and, together with the ZML I Common Stock, the ZML II Common Stock and the ZML III Common Shares, the "ZML REIT Shares") will be converted into the right to receive the ZML IV Merger Consideration (as defined below).

        (c)The Company and each of the ZML REITs desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        (d)For federal income tax purposes it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").


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        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

ARTICLE I

THE MERGER


         SECTION 1.1  THE MERGER.

                 Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the corporation law of Delaware (the "Corporation Law") and the Maryland General Corporation Law, as applicable to real estate investment trusts ("MGCL"), each of the ZML REITs shall be merged with and into the Company at the Effective Time. Following the Merger, the separate corporate existence of each of the ZML REITs shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of each ZML REIT in accordance with the MGCL.

         SECTION 1.2  CLOSING.

                 The closing of the Merger will take place at 10:00 a.m. on a date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Sections 5.2 and 5.3) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in
Section 5.1 (the "Closing Date"), at the offices of Rosenberg & Liebentritt, P.C., Two North Riverside Plaza, Suite 1515, Chicago, Illinois, unless another date or place is agreed to by the parties hereto.

         SECTION 1.3  EFFECTIVE TIME.

                 As soon as practicable following the satisfaction or waiver of the conditions set forth in Article V, the parties shall file certificates of merger or other appropriate documents (the "Certificates of Merger") executed in accordance with the Corporation Law and articles of merger or other appropriate documents (the "Articles of Merger") executed in accordance with the MGCL and shall make all other filings or recordings required under the Corporation Law or the MGCL. The Merger shall become effective upon the later of: (i) the issuance of all certificates of merger by the State Department of Assessments and Taxation of Maryland ("SDAT") in accordance with the MGCL and
(ii) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware, or at such later time which the Company and the ZML REITs have agreed upon and designated in such filings in accordance with applicable law (the time the Merger becomes effective being the "Effective Time"), it being understood that the parties shall cause the Effective Time to occur on the Closing Date.

         SECTION 1.4  EFFECTS OF THE MERGER.

                 The Merger shall have the effects set forth in the Corporation Law and the MGCL.


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         SECTION 1.5  DECLARATION OF TRUST.

                 The Declaration of Trust of the Company, as in effect immediately prior to the Effective Time, shall be the Declaration of Trust of the Surviving Corporation, until duly amended in accordance with applicable law. The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS AND REAL ESTATE INVESTMENT TRUSTS; EXCHANGE OF CERTIFICATES

         SECTION 2.1  EFFECT ON CAPITAL STOCK.

                 By virtue of the Merger and without any action on the part of the holder of any ZML REIT Shares or the holder of any shares of beneficial interest of the Company:

                 (A)      CANCELLATION OF TREASURY STOCK.

                 As of the Effective Time, (i) any shares of capital stock of ZML REIT I that are owned by ZML REIT I or any ZML I Subsidiary (as defined below), (ii) any shares of capital stock of ZML REIT II that are owned by ZML REIT II or any ZML II Subsidiary, (iii) any shares of beneficial interest of ZML REIT III that are owned by ZML REIT III or any ZML III Subsidiary and (iv) any shares of beneficial interest of ZML REIT IV that are owned by ZML REIT IV or any ZML IV Subsidiary shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and no consideration shall be delivered in exchange therefor.

                 (B)      CONVERSION OF ZML I COMMON STOCK.

                 Upon the Effective Time, each issued and outstanding share of ZML I Common Stock (other than any shares to be canceled in accordance with Section 2.1(a)) shall be converted into the right to receive from the Company ____________ fully paid and nonassessable common shares of beneficial interest, par value $.01 per share, of the Company (each a "Company Common Share"). As of the Effective Time, all shares of ZML I Common Stock shall no longer be outstanding and shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and each holder of a certificate representing any such shares of ZML I Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificate, certificates representing the Company Common Shares required to be delivered under this Section 2.1(b) and any cash in lieu of fractional shares of Company Common Shares to be issued or paid in consideration therefor upon surrender of such certificate (the "ZML I Merger Consideration") as set forth in Section 2.2(e), and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(b), in each case without interest and less any required withholding taxes.


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                 (C)      CONVERSION OF ZML II COMMON STOCK.

                 Upon the Effective Time, (i) each issued and outstanding share of ZML II Class A Common Stock (other than any shares to be canceled in accordance with Section 2.1(a)) shall be converted into the right to receive from the Company ____________ fully paid and nonassessable Company Common Shares, and (ii) each issued and outstanding share of ZML II Class B Common Stock (other than any shares to be canceled in accordance with Section 2.1(a)) shall be converted into the right to receive one-one million two hundred seven thousand three hundred sixty eighth (1/1,207,368) of any ZML II Class B Contingent Shares (as defined in, and determined as set forth in, Section 2.4) (the "ZML II Class B Contingent Merger Consideration"). As of the Effective Time, all shares of ZML II Common Stock shall no longer be outstanding and shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and each holder of a certificate representing any such shares of ZML II Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificate, (x) in the case of the ZML II Class A Common Stock, certificates representing the Company Common Shares required to be delivered under this Section 2.1(c) and any cash in lieu of fractional shares of Company Common Shares to be issued or paid in consideration therefor upon surrender of such certificate (the "ZML II Class A Merger Consideration") as set forth in Section 2.2(e), and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.2(b), and (y) in the case of the ZML II Class B Common Stock, the ZML II Class B Contingent Merger Consideration, if any, when and if payable, as determined pursuant to Section 2.4, in each case without interest and less any required withholding taxes.

                 (D)      CONVERSION OF ZML III COMMON SHARES.

                 Upon the Effective Time, (i) each issued and outstanding ZML III Class A Common Share (other than any shares to be canceled in accordance with Section 2.1(a)) shall be converted into the right to receive from the Company (i) ____________ fully paid and nonassessable Company Common Shares, and (ii) each issued and outstanding ZML III Class B Common Share (other than any shares to be canceled in accordance with Section 2.1(a)) shall be converted into the right to receive __________% of any ZML III Class B Contingent Shares (as defined in, and determined as set forth in, Section 2.4) (the "ZML III Class B Contingent Merger Consideration"). As of the Effective Time, all ZML III Common Shares shall no longer be outstanding and shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and each holder of a certificate representing any such ZML III Common Shares shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificate, (x) in the case of the ZML III Class A Common Shares, certificates representing the Company Common Shares required to be delivered under this Section 2.1(d) and any cash in lieu of fractional shares of Company Common Shares to be issued or paid in consideration therefor upon surrender of such certificate (the "ZML III Class A Merger Consideration") as set forth in Section 2.2(e), and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(b), and (y) in the case of the ZML III Class B Common Shares, the ZML III Class B Contingent Merger Consideration, if any, when and if payable, as determined pursuant to Section 2.4 in each case without interest and less any required withholding taxes.


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                 (E)      CONVERSION OF ZML IV COMMON SHARES.

                 Upon the Effective Time, each issued and outstanding ZML IV Common Share (other than any shares to be canceled in accordance with Section 2.1(a)) shall be converted into the right to receive from the Company ____________ fully paid and nonassessable Company Common Shares. As of the Effective Time, all ZML IV Common Shares shall no longer be outstanding and shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and each holder of a certificate representing any such ZML IV Common Shares shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificate, certificates representing the Company Common Shares required to be delivered under this
Section 2.1(e) and any cash in lieu of fractional shares of Company Common Shares to be issued or paid in consideration therefor upon surrender of such certificate (the "ZML IV Merger Consideration" and, together with the ZML I Merger Consideration, the ZML II Class A Merger Consideration, the ZML II Class B Merger Consolidation, ZML III Class A Merger Consideration, the ZML III Class B Contingent Merger Consolidation, the "Merger Consideration") as set forth in
Section 2.2(e), and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(b), in each case without interest and less any required withholding taxes.


                 (F)      COMPANY COMMON SHARES.

                 Upon the Effective Time, each Company Common Share outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one validly issued, fully paid and nonassessable Company Common Share.

         SECTION 2.2  EXCHANGE OF CERTIFICATES.

                 (A)      EXCHANGE AGENT.

                 Prior to the Effective Time, the Company shall appoint ______________ or another bank or trust company reasonably acceptable to each of the ZML REITs to act as exchange agent (the "Exchange Agent") for the exchange of the Merger Consideration upon surrender of certificates representing issued and outstanding ZML REIT Shares ("Certificates"). Each ZML REIT shall deposit with the Exchange Agent, immediately prior to the Effective Time, from its own assets (including, without limitation, distributions received by such ZML REIT from the "opportunity partnership" in which such ZML REIT is a limited partner) an amount of cash sufficient for the payment of the Final ZML REIT Dividend (as defined in Section 2.2(b)) to be paid by such ZML REIT. None of the cash to pay the Final ZML REIT Dividends shall be provided, directly or indirectly, by or from the assets of the Company.

                 (B) RECORD DATES FOR FINAL DIVIDENDS; DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES.

                          (i)     For the taxable year of each of the ZML REITs
ending at the Effective Time, each ZML REIT shall declare a dividend (each, a "Final ZML REIT Dividend") to holders of such ZML REIT's ZML REIT Shares, the record date for which shall be close of business on the last business day prior to the Effective Time, in an amount equal to the minimum dividend sufficient to permit such ZML REIT both to satisfy such requirements and to avoid any United States federal income tax for such year (and any preceding taxable year) or


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any excise tax pursuant to Section 4982 of the Code.  The dividends payable hereunder to holders of ZML REIT Shares shall be paid upon presentation of the Certificates for exchange in accordance with this Article II.

                          (ii)    No dividends or other distributions with
respect to Company Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Company Common Shares represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e), in each case until the surrender of such Certificate in accordance with this
Article II. Subject to the effect of applicable escheat laws, following surrender of any such Certificate there shall be paid to the holder of such Certificate, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of any fractional Company Common Share to which such holder is entitled pursuant to Section 2.2(e) and (ii) if such Certificate is exchangeable for one or more whole Company Common Shares, (x) at the time of such surrender the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Company Common Shares and (y) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole Company Common Shares.

                 (C)      NO FURTHER OWNERSHIP RIGHTS IN ZML REIT SHARES.

                 All Merger Consideration payable upon the surrender of Certificates in accordance with the terms of this Article II (and any cash paid pursuant to Section 2.2(e)) (which shall including amounts payable as ZML II Class B Contingent Merger Consideration and ZML III Class B Contingent Merger Consolidation) shall be deemed to have been paid in full satisfaction of all rights pertaining to the ZML REIT Shares theretofore represented by such Certificates; provided, however, that each ZML REIT shall transfer to the Exchange Agent cash sufficient to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by such ZML REIT on such ZML REIT's respective ZML REIT Shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to such surrender, and there shall be no further registration of transfers on the stock transfer books of any ZML REIT of the ZML REIT Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

                 (D)      NO LIABILITY.

                 None of the Company, the ZML REITs or the Exchange Agent shall be liable to any person in respect of any Merger Consideration or dividends delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                 (E)      NO FRACTIONAL SHARES.

                          (i)     No certificates or scrip representing
fractional Company Common Shares shall be issued upon the surrender for exchange of Certificates, and such fractional


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share interests will not entitle the owner thereof to vote, to receive dividends or to any other rights of a stockholder of the Company.

                          (ii)    Notwithstanding any other provision of this
Agreement, each holder of ZML REIT Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Company Common Share (after taking into account all Certificates delivered by such holder) shall receive, from the Exchange Agent in accordance with the provisions of this Section 2.2(e), a cash payment in lieu of such fractional Company Common Share, as applicable based on the initial public offering price of the Company Common Shares.

         SECTION 2.3  ESCROW OF COMPANY COMMON SHARES.

                 (i) Five percent (5%) of the Company Common Shares to be received by each shareholder of ZML REIT I as part of the Merger Consideration and (ii) ten percent (10%) of the Company Common Shares to be received by each shareholder of ZML REIT II, ZML REIT III and ZML REIT IV as part of the Merger Consideration (other than any Common Shares to be received as ZML II Class B Contingent Consideration or ZML III Class B Contingent Consideration), shall be deposited by the recipient shareholder into escrow on the Closing Date pursuant to those certain Escrow Agreements dated as of ____________ ___, 1997 between the Company and ___________, as escrow agent, relating to each of the ZML REITs. The Escrow Agreements are attached hereto as Exhibits A.1, A.2, A.3 and
A.4. The Exchange Agent, as agent for such shareholders, shall receive such Company Common Shares on behalf of the shareholders of the ZML REITs and shall deliver them to __________, as escrow agent, on behalf of such shareholders to hold and apply in accordance with the terms of the applicable Escrow Agreement.

         SECTION 2.4  CONTINGENT ISSUANCE OF COMPANY COMMON SHARES.

                 (A)      ZML II CLASS B CONTINGENT CONSIDERATION.

                 If the Company, as the successor to ZML REIT II, shall receive from Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II ("Opportunity Partnership II") units of limited partnership interest in EOP Operating Limited Partnership ("Units") that constitute a Class B Distribution (as defined below), the Company shall issue one Company Common Share for each such Unit received (each such Company Common Share is referred to as a ZML II Class B Contingent Share). The ZML II Class B Contingent Shares shall be issued to the former holders of the ZML II Class B Common Stock at the Effective Time of the Merger, with the holder of each share of ZML II Class B Common Stock entitled to receive one-one million two hundred seven thousand three hundred sixty eighth (1/1,207,368) of any ZML II Class B Contingent Shares issued by the Company. In lieu of any fractional ZML II Class B Contingent Shares, each former holder of ZML II Class B Common Stock who would be entitled to receive a fraction of a ZML II Class B Contingent Share shall in lieu thereof receive a cash payment representing the fair value, as determined by the Company, of such fraction of a ZML II Class B Contingent Share.

                          Class B Distribution" shall mean with respect to
Opportunity Partnership II, any distribution to the Company pursuant to Section 5.04(C) or Section 5.05(C)(4) of the Agreement of Limited Partnership of Opportunity Partnership II (the "Opportunity Partnership II Agreement") to the extent such distribution is determined in accordance with ZML REIT II's Table 2.13(ii) Amount as set forth in Section 2.13 of the Opportunity Partnership II Agreement.

                 (B)      ZML III CLASS B CONTINGENT CONSIDERATION.

                 If the Company, as the successor to ZML REIT III, shall receive from Zell Merrill Lynch Real Estate Opportunity Partners Limited Partnership III ("Opportunity Partnership III") Units that constitute a Class B Distribution (as defined below), the Company shall issue one Company Common Share for each such Unit received (each such Company Common Share is referred to as a ZML III Class B Contingent Share). The ZML III Class B Contingent Shares shall be issued to the former holders of the ZML III Class B Common Shares at the Effective Time of the Merger, with the holder of each ZML III Class B Common Share entitled to receive one-_______________________________ (1/_________) of any ZML III Class B Contingent Shares issued by the Company. In lieu of any fractional ZML III Class B Contingent Shares, each former holder of ZML III Class B Common Shares who would be entitled to receive a fraction of a ZML III Class B Contingent Share shall in lieu thereof receive a cash payment representing the fair value, as determined by the Company, of such fraction of a ZML III Class B Contingent Share.

                 "Class B Distribution" shall mean with respect to Opportunity Partnership III, any distribution to the Company pursuant to Section 5.04(D) or Section 5.05(C)(4) of the Agreement of Limited Partnership of Opportunity Partnership III (the "Opportunity Partnership III
Agreement") to the extent such distribution is determined in accordance with ZML REIT III's Table 2.14 Amount as set forth in Section 2.14 of the Opportunity Partnership III Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

         SECTION 3.1  REPRESENTATIONS AND WARRANTIES OF THE ZML REITS.

                 Each ZML REIT represents and warrants as to itself to the Company as follows:

                 (A) ORGANIZATION, STANDING AND CORPORATE OR TRUST POWER OF ZML REIT.

                 The ZML REIT is a corporation duly organized and validly existing under the laws of Delaware or a real estate investment trust organized and validly existing under the laws of Maryland, as applicable, and has the requisite corporate or trust power and authority to carry on its business as now being conducted. The ZML REIT is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of the ZML REIT taken as a whole (a "ZML REIT

Material Adverse Effect"). The ZML REIT has delivered to the Company complete and correct copies of its Certificate of Incorporation or Declaration of Trust, as applicable, and Bylaws, each as amended to the date of this Agreement.

                 (B)      CAPITAL STRUCTURE.

                 The authorized and, as of the date hereof, issued and outstanding capital stock or shares of beneficial interest of the ZML REIT is as set forth on Schedule 3.1(b) attached hereto. On the date of this Agreement, except as set forth on Schedule 3.1(b), no shares of capital stock or shares of beneficial interest or other voting securities of the ZML REIT were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights relating to the capital stock or shares of beneficial interest of the ZML REIT. All outstanding shares of capital stock or shares of beneficial interest of the ZML REIT are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the ZML REIT having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the ZML REIT may vote. Except as set forth in Schedule 3.1(b), as of the date of this Agreement there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the ZML REIT is a party or by which such entity is bound, obligating the ZML REIT to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or shares of beneficial interest, voting securities or other ownership interests of the ZML REIT or obligating the ZML REIT to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to the ZML REIT). Except as set forth on Schedule 3.1(b), there are no outstanding contractual obligations of the ZML REIT to repurchase, redeem or otherwise acquire any shares of capital stock or shares of beneficial interest of the ZML REIT or make any material investment (in the form of a loan, capital contribution or otherwise) in any person.

                 (C)      AUTHORITY; NONCONTRAVENTION; CONSENTS.

                 The ZML REIT has the requisite corporate or trust power and authority to enter into this Agreement and, including approval of this Agreement by the vote of the holders of such ZML REIT's ZML REIT Shares required to approve this Agreement and the transactions contemplated hereby (the "ZML REIT Shareholder Approvals"), to consummate the transactions contemplated by this Agreement to which the ZML REIT is a party. The execution and delivery of this Agreement by the ZML REIT and the consummation by the ZML REIT of the transactions contemplated by this Agreement to which the ZML REIT is a party have been duly authorized by all necessary corporate or trust action on the part of the ZML REIT. This Agreement has been duly executed and delivered by the ZML REIT and constitutes a valid and binding obligation of the ZML REIT, enforceable against the ZML REIT in accordance with its terms.
Except as set forth in Schedule 3.1(c) attached hereto, the execution and delivery of this Agreement by the ZML REIT do not, and the consummation of the transactions contemplated by this Agreement to which the ZML REIT is a party and compliance by the ZML REIT with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the ZML REIT under, (i) the Certificate of Incorporation or Declaration of Trust, as applicable, or the Bylaws of the ZML REIT, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, contract, franchise or license applicable to the ZML REIT or its properties or assets or
(iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to the ZML REIT or its properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or liens that individually or in the aggregate would not (x) have a ZML REIT Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the ZML REIT in connection with the execution and delivery of this Agreement by the ZML REIT or the consummation by the ZML REIT of the transactions contemplated by this Agreement, except for (i) the filing of the Articles of Merger with the SDAT and the Certificates of Merger with the Secretary of State of the State of Delaware and (ii) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 3.1(c), (B) as may be required under (x) federal, state or local environmental laws or (y) the "blue sky" laws of various states or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent the ZML REIT from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a ZML REIT Material Adverse Effect.

                 (D)      TAXES.

                          (i)     The ZML REIT has (A) filed all Tax returns
and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such returns and reports are accurate and complete in all material respects; and (B) paid all Taxes shown on such returns and reports as required to be paid by it, and the most recent financial statements of the ZML REIT reflect an adequate reserve for all material Taxes payable by the ZML REIT for all taxable periods and portions thereof through the date of such financial statements. True, correct and complete copies of all federal, state and local Tax returns and reports for the ZML REIT, and all written communications relating thereto, have been delivered or made available to representatives of the Company. Since the date of the last ZML REIT financial statements made available to the Company, the ZML REIT has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, and the ZML REIT has not incurred any material liability for Taxes other than in the ordinary course of business. To the knowledge of the ZML REIT, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon the ZML REIT. Except as set forth on Schedule 3.1(d) attached hereto, to the knowledge of the ZML REIT, no deficiencies for any Taxes have been proposed, asserted or assessed against the ZML REIT, and no requests for waivers of the time to assess any such Taxes are pending. As used in this Agreement, "Taxes" shall include all federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to Tax with respect thereto.

                          (ii)    The ZML REIT (A) for all taxable years
commencing with 1989, 1992, 1994 and 1996 for ZML REIT I, ZML REIT II, ZML REIT III and ZML REIT IV, respectively, through December 31, 1996 has qualified for taxation as a real estate investment trust (a "REIT") within the meaning of the Code, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending December 31, 1997, and (C) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to the ZML REIT's knowledge, no such challenge is pending or threatened. The ZML REIT does not hold any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

                 (E)      INVESTMENT COMPANY ACT OF 1940.

                 The ZML REIT is not, and at the Effective Time will not be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

         SECTION 3.2  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                 The Company represents and warrants to each of the ZML REITs as follows:

                 (A)      ORGANIZATION, STANDING AND TRUST POWER OF THE
                 COMPANY.

                 The Company is a real estate investment trust duly organized and validly existing under the laws of Maryland and has the requisite trust power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of the Company taken as a whole (a "Company Material Adverse Effect"). The Company has delivered to each of the ZML REITs complete and correct copies of its Declaration of Trust and Bylaws, each as amended to the date of this Agreement.

                 (B)      CAPITAL STRUCTURE.

                 The authorized and, as of the date hereof, issued and outstanding capital stock of the Company is as set forth on Schedule 3.2(b) attached hereto. On the date of this Agreement, except as set forth on
Schedule 3.2(b), no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights relating to the capital stock of the Company. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Company may vote. Except as set forth in Schedule 3.2(b), as of the date of this Agreement there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which such entity is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of the

Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to the Company). Except as set forth on Schedule 3.2(b), there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or make any material investment (in the form of a loan, capital contribution or otherwise) in any person.

                 (C)      AUTHORITY; NONCONTRAVENTION; CONSENTS.

                 The Company has the requisite trust power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement to which the Company is a party. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement to which the Company is a party have been duly authorized by all necessary trust action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as set forth in
Schedule 3.2(c) attached hereto, the execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated by this Agreement to which the Company is a party and compliance by the Company with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company under,
(i) the Declaration of Trust or the Bylaws of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, contract, franchise or license applicable to the Company or its properties or assets or
(iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to the Company or its properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or liens that individually or in the aggregate would not (x) have a Company Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing of the Articles of Merger with the SDAT and the Certificates of Merger with the Secretary of State of the State of Delaware and (ii) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 3.2(c), (B) as may be required under (x) federal, state or local environmental laws or (y) the "blue sky" laws of various states or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent the Company from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Company Material Adverse Effect.

                 (D)      TAXES.

                 The Company is organized in conformity with the requirements for qualification as a REIT under the Code, and the method of operation of the Company will permit the

Company to meet the requirements for taxation as a REIT under the Code beginning with its taxable year ending December 31, 1997 and continuing for its subsequent taxable years.

                 (E)      INVESTMENT COMPANY ACT OF 1940.

                 The Company is not, and at the Effective Time will not be, required to be registered under the 1940 Act.

ARTICLE IV

COVENANTS

         SECTION 4.1  CONDUCT OF BUSINESS BY THE ZML REITS.

                 During the period from the date of this Agreement to the Effective Time, each of the ZML REITs shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill and ongoing businesses.

         SECTION 4.2   TAX TREATMENT.

                 Each of the ZML REITs and the Company shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

ARTICLE V

CONDITIONS PRECEDENT

         SECTION 5.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
         MERGER.

                 The respective obligation of each party to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date is subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

                 (A)      LISTING OF SHARES.

                 The New York Stock Exchange shall have approved for listing the Company Common Shares to be issued in the Merger.

                 (B)      NO INJUNCTIONS OR RESTRAINTS.

                 No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplate hereby shall be in effect.

                 (C)      BLUE SKY LAWS.

                 The Company shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the Company Common Shares comprising the Merger Consideration.

                 (D)      CERTAIN ACTIONS AND CONSENTS.

                 All material actions by or in respect of or filings with any Governmental Entity required for the consummation of the transactions contemplated hereby shall have been obtained or made.

                 (E)      ISSUANCE OF FAIRNESS OPINION.

                 J.P. Morgan Securities, Inc. shall have delivered to the Board of Director or Board of Trustees, as applicable, of each of the ZML REITs a fairness opinion substantially in the form attached as Exhibit B hereto.

         SECTION 5.2  CONDITIONS TO OBLIGATION OF THE COMPANY.

                 The obligation of the Company to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived by the Company:

                 (A)      REPRESENTATIONS AND WARRANTIES.

                 The representations and warranties of each of the ZML REITs set forth in this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Company shall have received certificates (which certificates may be qualified by knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of each of the ZML REITs by the chief executive officer or the chief financial officer of such ZML REIT to such effect. This condition shall be deemed satisfied unless any or all breaches of each ZML REIT's representations and warranties in this Agreement (without giving effect to any materiality qualification or limitation) is reasonably expected to have a ZML REIT Material Adverse Effect.

                 (B)      MATERIAL ADVERSE CHANGE.

                 Since the date of this Agreement, there shall have been no Material Adverse Change as to any ZML REIT.

                 (C)      CONSENTS.

                 All consents and waivers  from third parties described in
Section 3.1(c) shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a ZML REIT Material Adverse Effect or a Company Material Adverse Effect.

                 Notwithstanding the foregoing, the Company shall not be obligated to effect the Merger if the failure of one or more of the conditions set forth in Sections 5.2(a), 5.2(b) and 5.2(c) to be satisfied, in the aggregate, causes a Company Material Adverse Effect.

         SECTION 5.3  CONDITIONS TO OBLIGATIONS OF THE ZML REITS.

                 The obligations of each of the ZML REITs to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived by each ZML REIT:

                 (A)      REPRESENTATIONS AND WARRANTIES.

                 The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and each ZML REIT shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of the Company contained herein are so qualified) signed on behalf of the Company by the Company's chief executive officer and chief financial officer to such effect. This condition shall be deemed satisfied unless any or all breaches of the Company's representations and warranties in this Agreement (without giving effect to any materiality qualification or limitation) is reasonably expected to have a Company Material Adverse Effect.

                 (B)      CONSENTS.

                 All consents and waivers from third parties described in
Section 3.5(c) shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not have a ZML REIT Material Adverse Effect or a Company Material Adverse Effect.

                 Notwithstanding the foregoing, no ZML REIT shall be obligated to effect the Merger if the failure of one or more of the conditions set forth in Sections 5.3(a) and 5.3(b) to be satisfied, in the aggregate, causes such ZML REIT a ZML REIT Material Adverse Effect.

ARTICLE VI

SURVIVAL OF REPRESENTATIONS AND
WARRANTIES; REMEDIES; INDEMNIFICATION

         SECTION 6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; REMEDY FOR BREACH.

                 All of the representations and warranties contained in this Merger Agreement or in any document delivered pursuant hereto shall survive the Effective Time for a period of one (1) year from and after the Effective Time. Any claim for indemnification under Section 6.3 must be asserted in writing by the Indemnified Party, as the case may be, stating the nature of the Losses and the basis for the indemnification therefor within one (1) year from and after the Effective Time. If so asserted in writing within one (1) year from and after the Effective Time, such claims for indemnification shall survive until resolved by mutual agreement between the parties to such claim or until final judicial determination. Any claim for indemnification not so asserted in writing within one (1) year from and after the Effective Time shall not thereafter be asserted and shall forever be waived.

         SECTION 6.2  INDEMNIFICATION BY COMPANY.

                 The Company hereby agrees to indemnify and hold harmless each of the ZML REITs, each of their respective directors, officers, employees, agents, representatives and affiliates (each an "Indemnified Party") from and against any and all Losses asserted against, imposed upon or incurred by the Indemnified Party in connection with any breach of a representation or warranty of the Company contained in this Merger Agreement.

         SECTION 6.3  INDEMNIFICATION BY ZML REITS.

                 Each ZML REIT hereby agrees to indemnify and hold harmless the Company and its affiliates and each of their respective directors, managers, officers, employees, agents, representatives and affiliates (each of which is an "Indemnified Party") from and against any and all losses, claims, liabilities, damages, costs and expenses ("Loss") asserted against, imposed upon or incurred by the Indemnified Party in connection with or as a result of any breach of a representation or warranty of such ZML REITs contained in this Merger Agreement or in any document delivered by the ZML REITs pursuant to this Merger Agreement (with any such breach being determined solely for purposes of this Section 6.3 without regard to whether such breach has a Material Adverse Effect on the Company).

         SECTION 6.4  NOTICE AND DEFENSE OF CLAIMS.

                 As soon as reasonably practicable after receipt by the Indemnified Party of notice of any liability or claim incurred by or asserted against the Indemnified Party that is subject to indemnification under this
Section 6 the Indemnified Party shall give notice thereof to the ZML REIT, including liabilities or claims to be applied against the indemnification threshold established pursuant to Section 6.5 hereof. The Indemnified Party may at its option demand indemnity under this Article VI as soon as a claim has been threatened by a third party, regardless of whether any actual Losses have been suffered, so long as the Indemnified Party shall in good faith determine that such claim is not frivolous and that the Indemnified Party may be liable for, or otherwise incur, Losses as a result thereof and shall give notice of such determination to the ZML REIT. The Indemnified Party shall permit the ZML REIT, at its option and expense, to assume the defense of any such claim by counsel selected by the ZML REIT and reasonably satisfactory to the Indemnified Party, and to settle or otherwise dispose of the same; provided, however, that the Indemnified Party may at all times participate in such defense at its expense; and provided further, however, that the ZML REIT shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party in its sole and absolute discretion, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to the Indemnified Party and its affiliates a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages. If the ZML REIT shall fail to undertake such defense within 30 days after such notice, or within such shorter time as may be reasonable under the circumstances, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of the ZML REIT.

         SECTION 6.5  LIMITATIONS ON AND THRESHOLD FOR INDEMNIFICATION.

                 (a) No ZML REIT shall be liable under Sections 3.1 or 6.3 hereof unless and until the aggregate amount recoverable from Indemnifying Parties under the indemnification provisions set forth in Section 6.3 exceeds $250,000 provided, however, that once the total amount recoverable from Indemnifying Parties exceeds $250,000 in the aggregate, the ZML REIT's obligation under Section 6.3 shall be for the full amount of such obligation.

                 (b) Notwithstanding anything contained herein to the contrary, no ZML REIT shall be liable or obligated to make payments under this Agreement on any document deliveries pursuant to its terms to the extent such payments; when aggregated with any payments made by its subsidiary Opportunity Partnership under Section 5.3 of the Contribution Agreement, would exceed the net realizable value (calculated from time to time as of the date or dates on which claims are paid hereunder) of one percent (1%) of the Company Common Shares issued or which may be issued in exchange for Units issued to such Opportunity Partnership pursuant to Section 1.3 of the Contribution Agreement.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

        SECTION 7.1 TERMINATION.This Agreement may be terminated at any time prior to the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and the filing of the Articles of Merger with the SDAT:

                 (a) by mutual written consent duly authorized by the respective Boards of Directors or Boards of Trustees of each ZML REIT and the Company;

                 (b) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of any ZML REIT set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the condition set forth in Section 5.2(a) or 5.2(b), as the case may be, would be incapable of being satisfied by March 31, 1998 (or as otherwise extended);

                 (c) by any ZML REIT, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 5.3(a) would be incapable of being satisfied by March 31 , 1998 (or as otherwise extended);

                 (d) by any ZML REIT or the Company, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable; and

                 (e) by any ZML REIT or the Company, if the Merger shall not have been consummated before March 31 , 1998; provided, however, that a party that has willfully and materially breached a representation, warranty or covenant of such party set forth in this Agreement shall not be entitled to exercise its right to terminate under this Section 6.1(e).

         SECTION 7.2  EFFECT OF TERMINATION.

                 In the event of termination of this Agreement by any ZML REIT or the Company as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any ZML REIT or the Company, other than Article VI and except to the extent that such termination results from a material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         SECTION 7.3  AMENDMENT.

                 This Agreement may be amended by the parties in writing by action of their respective Boards of Directors or Boards of Trustees at any time before or after any Shareholder Approvals are obtained and prior to the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with SDAT; provided, however, that, after the Shareholder Approvals are obtained, no such amendment, modification or supplement shall alter the amount or change the form of the consideration to be delivered to each ZML REIT's shareholders or alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the Company's shareholders or any ZML REIT's shareholders.

         SECTION 7.4  EXTENSION; WAIVER.

                 At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE VIII

GENERAL PROVISIONS

         SECTION 8.1  CERTAIN DEFINITIONS.

                 For purposes of this Agreement:

                 "Material Adverse Change" means, with respect to a party hereto, any change that would have a ZML REIT Material Adverse Effect or a Company Material Adverse Effect, as applicable.

                 "Subsidiary" of any person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such person (either directly or through or together with another Subsidiary of such person) owns 20% or more of the capital stock or other equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity.

         SECTION 8.2  COUNTERPARTS.

                 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 8.3  GOVERNING LAW.

                 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF, EXCEPT TO THE EXTENT THAT THE MERGER OR OTHER TRANSACTIONS CONTEMPLATED HEREBY ARE REQUIRED TO BE GOVERNED BY THE CORPORATION LAW.

         SECTION 8.4  ASSIGNMENT.

                 Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 8.6 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any current or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 8.7.

                 IN WITNESS WHEREOF, each of the Company, ZML REIT I, ZML REIT II, ZML REIT III and ZML REIT IV has caused this Agreement to be signed by its respective officers thereunto duly authorized, all as of the date first written above.
                         Equity Office Properties Trust


                         By:   __________________________________________
                               Name:
                               Title:


                         ZML Investors, Inc.


                         By:   __________________________________________
                               Name:
                               Title:


                         ZML Investors II, Inc.


                         By:    __________________________________________
                                Name:
                                Title:


                         Zell/Merrill Lynch Real Estate Opportunity Partners
                             III Trust


                         By:    __________________________________________
                                Name:
                                Title:


                         Zell/Merrill Lynch Real Estate Opportunity Partners
                             IV Trust


                         By:    __________________________________________
                                Name:
                                Title:


                                     21